Exhibit 3.1

Delaware The First State Page 1 5709416 8100 Authentication: 203690916 SR# 20197281601 Date: 09-30-19 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MUSTANG BIO, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2019, AT 8:22 O`CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 08:22 AM 09/30/2019 FILED 08:22 AM 09/30/2019 SR 20197281601 – File Number 5709416 CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MUSTANG BIO, INC. Mustang Bio, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify: 1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting the first sentence of Article IV, Authorized Stock thereof in its entirety and inserting the following in lieu thereof: "The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is (i) eighty-five million (85,000,000) shares of Common Stock, with $0.0001 par value, of which one million (1,000,000) shares are designated as "Class A Common Stock" (the "Class A Common Stock") and the remainder are undesignated Common Stock, and (ii) 2,000,000 shares of Preferred Stock (the "Preferred Stock"), with $0.0001 par value, 250,000 of which are designated as Class A Preferred Stock (the "Class A Preferred Stock") and the remainder are undesignated Preferred Stock." 2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed and acknowledged by its duly appointed officer as of this 30th day of September, 2019. MUSTANG BIO, INC. By: /s/ Manuel Litchman, M.D. Name: Manuel Litchman, M.D. Title: President and Chief Executive Officer